Exhibit i.4

October 28, 2014

VIA EDGAR

U.S. Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549

  RE:     Cortina Funds, Inc.

Ladies and Gentlemen:

We represent Cortina Funds, Inc. (the “Corporation”) in connection with its filing of Post-Effective Amendment No. 9 (the “Post-Effective Amendment”) to the Corporation’s Registration Statement (Registration Nos. 333-115299; 811-21580) on Form N-1A under the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended. The Post-Effective Amendment is being filed pursuant to Rule 485(b) under the Securities Act.

We have reviewed the Post-Effective Amendment and, in accordance with Rule 485(b)(4) under the Securities Act, hereby represent that the Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

We consent to the use of this letter in the Post-Effective Amendment.

Very truly yours,

/s/ Kristen A. Irgens

Kristen A. Irgens

12304273.1